Exhibit 99.1

For Immediate Release	CONTACT:

Investors/Media:	Investors:	Media:
Blaine Davis	Jonathan Neely	Brian O’Donnell
(484) 216-7158	(484) 216-6645	(484) 216-6726

Endo Completes Acquisition of Paladin Labs

•	Accretive transaction accelerates Endo’s transformation into a leading specialty healthcare company

•	Creates a compelling financial and operational platform for future growth

•	Establishes Endo’s global pharmaceuticals footprint

•	Endo Health Solutions Inc. becomes Endo International plc

Dublin, Ireland, Feb. 28, 2014 – Endo International plc (Nasdaq: ENDP; TRX: ENL), formerly Endo Health Solutions Inc., announced today that that it has completed the acquisition of Paladin Labs Inc. in a stock and cash transaction currently valued at approximately $2.7 billion. The acquisition accelerates Endo’s strategic transformation into a leading global specialty healthcare company and creates a platform for future growth in North America and around the globe.

In connection with the acquisition, Endo and Paladin Labs have been combined under a new company incorporated in Ireland named Endo International plc. Shares of Endo International plc will trade on NASDAQ under the ticker symbol ENDP and the Toronto Stock Exchange under the ticker symbol ENL.

Under the terms of the transaction, Paladin Labs shareholders received 1.6331 shares of Endo International plc stock and $1.16 (CAD) in cash for each Paladin Labs share they owned upon closing. In addition, for each Paladin Labs share owned at closing, shareholders of Paladin Labs received one share of Knight Therapeutics Inc., (“Knight Therapeutics”) a newly formed Canadian company that has been separated as part of the transaction. Shareholders of Endo Health Solutions received one share of Endo International plc for each share of Endo Health Solutions Inc. they owned upon closing.

“The combination of Endo and Paladin Labs accelerates Endo’s transformation into a leading global specialty healthcare company and establishes a platform for additional strategic acquisitions,” said Rajiv De Silva, president and chief executive officer of Endo. “Endo will continue with a sharp strategic focus, lean operating model and improved execution of core businesses. Strategic acquisitions will also continue to play a key role in maximizing our growth potential and creating value for Endo International shareholders.”

About Endo

Endo International plc is a global specialty healthcare company focused on improving patients’ lives while creating shareholder value. Endo develops, manufactures, markets, and distributes quality branded pharmaceutical, generic and device products through its operating companies. Endo has global headquarters in Dublin, Ireland and US headquarters in Malvern, PA. Learn more at www.endo.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect our current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” in our Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect our future financial results and could cause our actual results to differ materially from those expressed in forward-looking statements contained in our Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

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